Exhibit 4.11

CERTIFICATE OF FORMATION

OF

PENN VIRGINIA OIL & GAS LP LLC

This CERTIFICATE OF FORMATION, dated December 23, 2004, has been duly authorized and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

Penn Virginia Oil & Gas LP LLC

2. Registered Office. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. Registered Agent. The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date first written above.

By:

Name:	H. Baird Whitehead
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 12/23/2004
FILED 02:05 PM 12/23/2004
SRV 040937169 – 3902256 FILE